TeraWulf Announces May 2024 Production and Operations Update

8.0 EH/s of installed and operational self-mining capacity, up 82% Y-o-Y

Building 4 at Lake Mariner scheduled for completion in June, paving the way to >10.0 EH/s in 2H 2024

AI/HPC digital infrastructure pilot advancing at Lake Mariner with innovative features and a strong focus on data security

Releases latest construction update video on the Company's YouTube channel

EASTON, Md. – June 4, 2024 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by 95% zero-carbon energy, today provided an unaudited monthly production and operations update for May 2024.

May 2024 Production and Operations Highlights

- **Self-Mined Bitcoin**: Mined 186 bitcoin in May, reflecting the first full month of reduced block rewards following the April Halving event, with an average production rate of approximately 6.0 bitcoin per day.
- **Power cost:** Averaged $31,239 per bitcoin self-mined in May, reflecting an approximate rate of $0.039/kWh and excluding the benefit of expected demand response or ancillary services proceeds.
- **Operating Capacity:** TeraWulf's installed and operational self-mining capacity reached approximately 8.0 EH/s, representing an 82% year-over-year increase.
- **AI/HPC Pilot:** Advancing 2.0 MW AI pilot at Lake Mariner, designed to accommodate next generation GPU technology and meet SOC 2 standards.

Key Metrics [1]	**May 2024**	**April 2024**
Bitcoin Self-Mined Lake Mariner	144	259
Bitcoin Self-Mined Nautilus[2]	42	76
Value per Bitcoin Self-Mined [3]	$65, 094	$66, 322
Power Cost per Bitcoin Self-Mined	$31,239	$16,659
Avg. Operating Hash Rate (EH/s) [4]	7.6	7.8

[1] The Company's share of the earnings or losses from operations at the Nautilus Cryptomine facility is reflected within "Equity in net income (loss) of investee, net of tax" in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's consolidated statements of operations. The Company uses these metrics as indictors of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] The figures for Bitcoin Self-Mined Nautilus included in the production and operations report for April 2024, previously released on May 2, 2024, have been updated herein.

[3] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[4] While nameplate inventory as of May 31, 2024 for WULF's two facilities is estimated at 8.0 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

Nameplate Miner Efficiency (J/TH) 5 24.6 24.6 Management Commentary “During May, the Company mined 186 bitcoin, equivalent to approximately 6 bitcoin per day,” said Sean Farrell, SVP of Operations at TeraWulf. “The Lake Mariner team is making remarkable progress on Building 4, which is scheduled to complete construction in June and will house approximately 10,000 of Bitmain’s latest generations of S21 and S21 Pro miners. Once online, Building 4 is expected to increase our total operating capacity to above 10.0 EH/s,” continued Farrell. “Looking ahead, we have already optimized a 50 MW modular building with local key contractors for Building 5, which is currently anticipated to be online in Q1 2025.” Production and Operations Update As of May 31, 2024, TeraWulf's operational infrastructure capacity comprised 160 MW at the Lake Mariner facility and 50 MW at the Nautilus facility, with the company's total self-mining hash rate at approximately 8.0 EH/s. On average, TeraWulf's miners continue to operate at 95% of installed nameplate capacity, consistent with the Company’s prior monthly performance. In early May, the Nautilus facility experienced a temporary performance reduction caused by intermittent breaker trips and the installation of low-noise fan blades, which has been addressed. Also, during May the Lake Mariner team focused on optimizing the performance of Building 3 by leveraging valuable data gathered from higher temperature operations. Construction of Building 4 (35 MW) at the Lake Mariner facility remains on track for completion in June 2024, which is expected to further increase TeraWulf’s total operational capacity to more than 10.0 EH/s. For a more in-depth look at Building 4 as well as an overview of TeraWulf’s future expansion plans, watch the latest construction update video on the Company’s YouTube channel at http://www.youtube.com/@terawulf. Relating to WULF Compute, progress is underway at Lake Mariner on the previously announced construction of a 2.0 MW AI/HPC digital infrastructure pilot, supporting current and next-generation GPU technology. Key features include: • Infrastructure accommodating up to 8 nodes per rack with a power density exceeding 100 kW per rack. • Data center racks that incorporate liquid cooling technology, facilitating chilled doors and/or direct liquid-to-chip cooling. • Facility design with an emphasis on data security to achieve System and Organization Controls 2 (SOC 2) standards. Upcoming Industry Events 5 Nameplate miner efficiency excludes auxiliary load.

Various members of the Company’s senior management will be participating in the following upcoming investor and industry conferences: • June 25, 2024: Northland Growth Conference 2024, Virtual • June 25-26, 2024: Mining Disrupt Conference, Miami, FL • July 25-27, 2024: Bitcoin 2024, Nashville, TN About TeraWulf TeraWulf owns and operates vertically integrated, environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by 95% zero carbon energy resources including nuclear, hydro, and solar with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to provide industry leading mining economics at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage

(and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Company Contact: Jason Assad Director of Corporate Communications assad@terawulf.com (678) 570-6791